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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
CRA International, Inc.:

        We consent to the incorporation by reference in the Registration Statements Nos. 333-142064, 333-118691 and 333-123903 on Form S-3 and Nos. 333-133450, 333-63451, 333-62910, 333-97163, 333-63453, 333-120539, 333-170142, and 333-164621 on Form S-8 of CRA International, Inc. of our reports dated March 2, 2012, with respect to the consolidated balance sheets of CRA International, Inc. and subsidiaries as of December 31, 2011, January 1, 2011 and November 27, 2010, and the related consolidated statements of operations, cash flows, and shareholders' equity for the fiscal year ended December 31, 2011, the five-week period ended January 1, 2011, and the fiscal years ended November 27, 2010 and November 28, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of CRA International, Inc.

/s/ KPMG LLP
Boston, Massachusetts March 2, 2012

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  Exhibit 23.1